SCHEDULE II
                    INFORMATION WITH RESPECT TO
          TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
            SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                        SHARES
                                        PURCHASED        AVERAGE
                        DATE            SOLD(-)          PRICE(2)

COMMON STOCK-HUDSON GENERAL

GAMCO INVESTORS, INC.

                    11/15/95            2,000            28.8750
                    11/14/95              600            28.7500
                    10/30/95              500            26.0000
                    10/19/95            3,000-             *DO
                    10/18/95            3,000            25.9917
                    10/13/95            1,500            25.5333
                    10/12/95            8,500            24.8338




PREFERRED CONVERTIBLE STOCK-HUDSON GENL CVT BOND

GABELLI FUNDS, INC.

          THE GABELLI ABC FUND

                    11/15/95               71           100.7042


GAMCO INVESTORS, INC.

                    11/14/95               20              *DI
                    11/14/95              110            99.0909
                    10/13/95               10-             *DO






(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP
    OF GAMCO INVESTORS, INC.




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